                                       R.J. REYNOLDS TOBACCO HOLDINGS, INC.
                                                   SUBSIDIARIES


                                                                                        Date of             Place of
Name of Subsidiary                                                                    Incorporation       Incorporation
-----------------------------------------------------------------------------------------------------------------------

R.J. Reynolds Tobacco Holdings, Inc.                                                  Mar 04, 1970          Delaware


ABCO (Poland) Sp. Zo.o                                                                Sept 24, 1991         Poland
Arjay Equipment Corporation                                                           Nov 08, 1968          Delaware
Arjay Holdings, Inc.                                                                  May 07, 1984          Delaware
FHS LLC                                                                               Apr 02, 1998          Delaware
GMB, Inc.                                                                             May 09, 1996          N. Carolina
Northern Brands International, Inc.                                                   Dec 10, 1992          Delaware
R. J. Reynolds Europe, Inc.                                                           Apr 24, 1992          Delaware
R. J. Reynolds, Inc.                                                                  Oct 09, 1985          Delaware
R. J. Reynolds Tobacco Co.                                                            Aug 08, 1969          Delaware
R.J. Reynolds Tobacco Company                                                         Apr 04, 1899          New Jersey
R. J. Reynolds Tobacco Company, S.L.                                                  Apr 27, 1971          Spain
R. J. Reynolds Tobacco Foreign Sales Corporation                                      Dec 19, 1984          US Virgin Is.
R. J. Reynolds Tobacco International, Inc.                                            Jan 12, 1976          Delaware
Reynolds Technologies, Inc.                                                           Mar 01, 1994          Delaware
RJR Comercial Ltda. *                                                                 Aug 18, 1977          Brazil
RJR Group, Inc., The                                                                  Dec 13, 1985          Delaware
RJR Industries, Inc.                                                                  Dec 29, 1975          Delaware
RJR Merchandise Marketing Company                                                     Aug 22, 1994          Delaware
RJR-Nabisco Industries, Inc.                                                          Dec 13, 1985          Delaware
RJR Realty Relocation Services, Inc.                                                  Nov 01, 1994          N. Carolina
RJR Sales Co.                                                                         Feb 18, 1993          Delaware
RJR Technical Company                                                                 May 16, 1991          Delaware
RJR Tobacco Company, Inc.                                                             Dec 30, 1982          N. Carolina
RJR Tobacco Consolidated IHC, Inc.                                                    Mar 22, 1989          Delaware
R.J.R. Tobacco International Holding B.V. [HOLDCO]                                    Nov 22, 1996          Netherlands
RJR Tobacco Russia **                                                                 Dec 05, 1991          Russia
RJR Trade Promotion Company                                                           Feb 18, 1993          Delaware
S.F. Imports, Inc.                                                                    May 26, 1994          Delaware
Smoker's Connection, Inc., The                                                        Feb 18, 1993          Delaware
Sports Marketing Enterprises, Inc. ****                                               Apr 14, 1988          N. Carolina
Targacept, Inc.                                                                       Mar 07, 1997          Delaware

TOTAL:   32

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      *  Inactive                                                Page 1
     **  In Liquidation                                          SUB-RJRN/RJRTH
    ***  Partnership/Joint Venture/Trust
   ****  Nameholder                                              At 5/18/99